Exhibit 10.4














                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN


                      ALFORD REFRIGERATED WAREHOUSES, INC.
                                   AS "BUYER"


                                       AND


                     FORT WORTH COLD STORAGE HOLDINGS, INC.
                                   AS "SELLER"

                                TABLE OF CONTENTS

                           PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                ALFORD REFRIGERATED WAREHOUSES, INC., AS "BUYER"

                                       AND

               FORT WORTH COLD STORAGE HOLDINGS, INC., AS "SELLER"

1.       Property.................................................................................................1
2.       Purchase Price...........................................................................................2
3.       Physical Inspection of Property..........................................................................2
4.       Ernest Money.............................................................................................4
5.       Survey; Title Binder.....................................................................................6
6.       Covenants of Seller......................................................................................7
7.       Seller's Representations and Warranties..................................................................7
8.       Conditions to Buyer's Obligations........................................................................9
9.       Closing.................................................................................................10
10.      Remedies................................................................................................12
11.      Advisor.................................................................................................12
12.      Notice..................................................................................................13
13.      Miscellaneous...........................................................................................14


                           PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT (hereinafter sometimes called the "Agreement") by and between FORT WORTH COLD STORAGE HOLDINGS, INC., an Ontario corporation (hereinafter called "Seller"), and ALFORD REFRIGERATED WAREHOUSES, INC., a Texas Corporation, (hereinafter called "Buyer") is entered into as of the Effective Date (as herein defined in paragraph 13(1).

                                   WITNESSETH:

                                   1. Property

         Subject to the terms and provision of this Agreement, Seller hereby agrees to sell and convey to Buyer and Buyer agrees to purchase from Seller the following:

          (a) That certain tract or parcel of land described in Exhibit "A" attached hereto and incorporated by reference herein for all purposes (hereinafter called the "Land") located at 300 Garden Acres, Fort Worth, Tarrant County, Texas;

          (b)  All buildings,  structures and improvements  situated on the Land
               and   all   immoveable    fixtures    (hereinafter   called   the
               "Improvements");

          (c) All the rights and appurtenances pertaining to the Land and Improvements, including any mineral rights, all rights in and to wastewater capacity and other utility capacity allocated to the Land or Improvements, rights under any reciprocal easement agreements or other recorded or unrecorded instrument benefitting the Property (as hereinafter defined), any right, title, or interest of Seller in and to easements, adjacent or contiguous tracts, strips, gores, streets, alleys, or rights-of-way, any reversionary rights attributable to the Land, any condemnation awards made or to be made in lieu thereof, and any awards for damage to the Land by reason of a change of grade of any highway, street, road, or avenue (hereinafter called the "Appurtenances"); and

          (d) To the extent that any may be in the Seller's possession, all of the following to the extent they relate to or arise out of the design, construction, ownership, use leasing, maintenance, service, or operation of the Land, Improvements and
               Appurtenances: (i) contracts or agreements such as maintenance, service, or utility contracts (hereinafter called the "Operating Agreements"), to the extend that Buyer elects to take assignment thereof, (ii) warranties, guaranties and indemnities, (iii) development rights, governmental approvals, licenses, permits, or similar documents, (iv) telephone exchanges, trade names, marks,


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               all goodwill  attributable to or associated with such trade names and marks, and other identifying material used by Seller in the operation of the Property, (v) plans, drawings, specifications, surveys, engineering, reports, environmental reports and audits, government or regulatory compliance reports, such as, American with Disabilities Act compliance reports, equipment manuals, and other technical manuals and description, and (vi) insurance contracts or policies, to the extent that Buyer elects to take assignment thereof, (collectively, all such property described in this subparagraph (d) being called the "Intangible Property").

               The Land, the Improvements, the Appurtenances and the Intangible Property are hereinafter collectively called the "Property."

                                2. Purchase Price

         The purchase price for the Property shall be the sum of THREE MILLION and NO/100 DOLLARS ($3,000,000.00) (the "Purchase Price"), payable as follows:
(i) Two Million Six Hundred Thousand and no/100 Dollars ($2,600,000.00) in cash, cashier's checks, federal wire transfer funds, or other immediately available funds at the closing (as hereinafter defined), subject to any increases, adjustments and credits provided in this Agreement and (ii) Four Hundred Thousand and no/100 ($400,000.00) in the form of a real estate mortgage note in the form attached hereto as Exhibit "B", secured by a first lien deed of trust in the form attached hereto as Exhibit "C" along with any and all ancillary documents reasonably required by the Seller.

                       3. Physical Inspection of Property

         For a period of thirty (30) days following the date of the execution of this Agreement (the "Inspection Period"), Buyer shall have the right (for itself, its engineers, and other representatives) to enter onto the Property for the following limited purposes: (i) survey, and (ii) appraisal of the Property, Seller will cause its advisors and agent to cooperate with Buyer, its employees, agents, and representatives in connection with such survey and appraisal and to respond to such reasonable questions as Buyer (or its employees, agents, engineers and representatives) may ask in connection therewith.

         Buyer shall indemnify Seller and hold Seller harmless from and against all loss, liability, damage, injury, and claims resulting from Buyer's survey and appraisal or other activities of or on the Property.

                                4. Earnest Money

         (a) Within two (2) business days after a counterpart or counterparts of this Agreement executed by Seller and Buyer are delivered to Safeco Title Company, Dallas, Texas (the "Title Company"), Buyer will deposit with the Title


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Company an assignment in form and substance satisfactory to Seller's counsel, of all distributions from the Trustee of Landmark Logistical Services, Debtor, up to but not exceeding the sum of FIFTY THOUSAND and N0/100 DOLLARS ($50,000.00) (the "Earnest Money"), which assignment and the proceeds thereof, shall be held in escrow by the Title Company and shall only be disbursed in accordance with the terms of the Agreement. The Title Company shall deposit all cash portions of the Earnest Money in one or more interest bearing accounts with a bank or other financial institution acceptable to Buyer. The Earnest Money plus all interest to accrue thereon shall be fully insured throughout the term of this Agreement by the Federal Deposit Insurance Corporation. Interest earned on the Earnest Money shall accrue for the benefit of the Seller and shall be deemed a portion of the Earnest Money; provided, however, upon the closing of this transaction, the Earnest Money, plus any accrued interest thereon, shall be delivered to the Seller and shall be credited against the Purchase Price. In the event this transaction does not close, the Title Company shall disburse the Earnest Money as provided in this Agreement.

         (b) If the transaction contemplated by this Agreement (the "Transaction") is not timely closed because of any material default of Seller, then the Earnest Money, together with all interest accrued thereon, shall be returned to Buyer. Otherwise, on the Closing Date (whether or not the transaction is closed), the Title Company shall deliver the Earnest Money, together with all interest accrued thereon, to Seller, and the Buyer and the Seller shall continue to have all of those obligations and other liabilities specified in this Agreement (including all obligations hereunder that expressly survive the termination of this Agreement).

                             5. Survey; Title Binder

         (a) Seller,  at Buyer's  expense,  shall deliver to Buyer within thirty
(30) days after the Effective Date a Category IA, Condition II survey, (hereinafter called the "Survey") of the Property to be made by an engineer or surveyor acceptable to Buyer and the Title Company prepared in accordance with the current edition of the Manual of Practice of Land Surveying in Texas adopted by the Texas Surveyors Association and sufficient to enable the Title Company to endorse the standard printed survey exception in the Owner's Title Policy to read "shortages in area". If Buyer timely closes the transaction described herein, then, at Closing, Seller shall reimburse Buyer one-half (1/2) of the cost of the Survey. Without limiting the foregoing, the Survey shall show the following: adjacent roads; building lines; a metes and bounds description showing the beginning points, its distance and bearing from a readily ascertainable point (such as a street intersection), and the course, bearing, and measured distances of all boundary lines; monuments or stakes found and set; any building setback lines; location, dimensions, area, number of stories, and street address of all buildings and the distance from each side of each building to the property line; location, size, and total number of parking spaces (including and designating handicap spaces); physical evidence of any building, fence, or hedge near any property line; physical evidence and location of each actual public and private easement and utility line and/or poles, and of each pipeline, manhole, and drain outlet; the location of entry and exit of all utilities to and from the Land and Improvements; any encroachment or overlapping


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of  improvements;  and the location and recording  references of all  easements, encumbrances or restrictions affecting the Property which are established by and any properly recorded instrument. If any easements are not susceptible of location, the survey shall so indicate. Such Survey shall be dated, shall contain a certificate in form reasonably satisfactory to the Title Company, and shall be signed and scaled by the surveyor or engineer.

         (b) Seller,  at Buyer's  expense,  shall furnish to Buyer within twenty
(20) days after the Effective Date a title commitment (hereinafter called the "Title Binder") issued by the Title Company, showing title to the Property and committing to issue the Owner's Title Policy to Buyer pursuant to Paragraph 9 of this Agreement, such title Binder to specify all exceptions to title, including, without limitation, easements, liens, encumbrances, restrictions, conditions, or covenants affecting the Property. If Buyer shall timely close the transaction described herein, then at Closing, Seller shall reimburse Buyer one-half (1/2) of the cost of the Owner's Title Policy. If any exceptions appear on the Title binder, other than the standard printed exceptions (which shall be modified as provided in Paragraph 9(iii) of this Agreement) or if any encroachments, overlapping of improvements, or other conditions are shown on the Survey that are not acceptable to Buyer, Buyer shall, within five (5) days after receipt of the title Binder and the Survey notify Seller in writing of such fact. Seller agrees to use Seller's best efforts to cure all objections provided, however, that Seller shall not be obligated to institute litigation nor pay more than Ten Thousand and No/100 Dollars ($10,000.00) to cure such objections (other than liens or other defects in Seller's title voluntarily created by Seller, including those created from and after the Effective Date), nor any liens now or hereafter encumbering the Property, nor any interest therein, which defects voluntarily created by Seller and all such liens shall be released at Closing or, at Buyer's option, the amount thereof may be subtracted from the Purchase Price. If Seller is unable or unwilling to cure such objections on or before five (5) days after receipt of such notice, Buyer may either extend the time during which Seller may cure such objections not to exceed fifteen (15) additional days, or terminate this Agreement by written notice to Seller, or accept such title as Seller can deliver, or exercise any other remedy provided herein. In the event of such termination, the parties shall have no further right or other obligation hereunder (other than with respect to obligations hereunder that are expressly stated in this Agreement), and the Earnest Money and accrued interest thereon shall be returned to Buyer. Those exceptions or title deficiencies that appear on the Title Binder and any encroachments, overlapping of improvements, or other conditions that are shown on the Survey and are accepted by Buyer pursuant to the terms of this "Permitted Encumbrances" shall not include any liens or any other title defects which Seller is obligated to cure under the terms of this Agreement or agrees in writing to cure on or before the Closing.

                             6. Covenants of Seller

         Seller covenants and agrees with Buyer that, between the Effective Date and the Closing Date:



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          (a)  Seller  will comply  with all  applicable  laws as they relate to
               Seller's ownership of the Property.

          (b) Seller will not enter into any lease, use, or occupancy agreement affecting any portion of the Property.

          (c)  Seller  will  not  sell,  exchange,   assign,  transfer,  convey,
               encumber, or otherwise dispose of the Property.

                   7. Seller's Representations and Warranties

         Seller hereby represents and warrants to Buyer the following:

          (a) Seller has not received any written notice that the location, construction, occupancy, operation, and use of the Property (including any improvements and equipment forming any part thereof) violates any applicable law, statute, ordinance, rule, regulation, order, or determination of any governmental authority or any board of fire underwriters (or similar body), or any restrictive covenant or deed restriction or zoning ordinance or classification affecting the Property, including, without limitation, all applicable building codes, flood disaster laws, and health and environmental laws and regulations (hereinafter sometimes collectively called "Applicable Laws");

          (b) Seller has not received any written notice that the Property or Seller are currently subject to any existing, pending, or, to the best of Seller's knowledge, threatened, investigation or inquiry by any governmental authority or to any remedial obligations under any applicable Laws pertaining to health or the environment ("Environmental Laws");

          (c) Seller has not received any written notice of any change contemplated in any of the applicable Laws or of any judicial or administrative action, any action by adjacent landowners, or any fact or condition relating to the Property which would adversely affect, prevent, or limit use of the Property as a warehouse;

          (d) There is a tenant lease affecting the Property, the terms of which are well known to the buyer which is the tenant under the Tenant Lease.

          (e) Seller has not received any written notice that the Land has been contaminated by or used for the storage or disposal of any hazardous substances, hazardous waste, or petroleum.



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          (f)  Seller has not  received  any written  notice of any  threatened, litigation (including, without limitation, any condemnation or notice or a condemnation) affecting or related to the Property;

          (g) Seller is a duly formed and validly existing corporation qualified to do business in the State of Texas. Seller is authorized to enter into this Agreement, and the undersigned signatory party for Seller has been duly authorized to execute this Agreement;

          (h) "There are no outstanding, written agreement with any other person for the sale or other conveyance of the Property.

         Buyer acknowledges and agrees that, except as specifically provided in this Agreement, Seller has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements, or guarantees of any kind or character whatsoever, whether express or implied, oral or written, past, present, or future, of, as to, concerning, or with respect to
(i) the income to be derived from the Property; (b) the suitability of the Property for any and all activities and uses which Buyer may conduct thereon, including, without limitation, the possibilities for future development of the Property; (iii) the habitability, merchantability, marketability, profitability, or fitness for a particular purpose of the Property; (iv) the manner, quality, state of repair, or lack of repair of the property, (v) the nature, quality, or condition of the Property including, without limitation, the water, soil and geology; (vi) the compliance of or by the Property or its operation with any laws, rules, ordinances, or regulations of any applicable governmental authority or body; (vii) the manner or quality of the construction or materials, if any, incorporated into the Property, (viii) compliance with any environmental protection, pollution, or land use laws, rules, regulations, orders, or requirements including, without limitation, Title III of the Americans with Disabilities Act of 1990, the Federal Water Pollution control Act, the Federal Resource Conservation and Recovery Act, the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1996, the Clean Water Act, the Safe Drinking Water Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, and regulations promulgated under any of the foregoing; (ix) the presence or absence of hazardous materials at, on, under, or adjacent to the Property; (x) the conformity of the Property to past, current, or future applicable zoning or building requirements; (xi) deficiency of any drainage; (xii) the existence of vested land use, zoning, or building" entitlements affecting, the Property;
(xiii) with respect to any other matter. Save and except only as expressed in this Agreement, Seller is not and shall not be liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property, or the operation thereof, furnished by any real estate broker, agent, employee, servant or other person, or (xiv) the current tenant lease, or the enforceability, legal effectiveness, or other impact of the same on the Property, legal, equitable, financial, or otherwise. Buyer further acknowledges and agrees that, to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "As Is" and "Where Is" condition


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and basis with all faults,  and that Seller has no  obligations to make repairs, replacements, or improvements except as may otherwise be expressly stated herein. Buyer acknowledges and agrees that, except for Seller's express representations and warranties contained in this Agreement, Buyer is relying solely upon Buyer's own investigation of and knowledge concerning the Property.

                            8. Conditions to Closing

         It shall be a condition precedent to the Seller's and Buyer's obligations to consummate the purchase of the Property hereunder that, on the Closing Date (as hereinafter defined in paragraph 9), all the following conditions shall exist:

         (a)      Seller Shall have  substantially  performed  each  covenant to
                  have  been  performed  by  Seller   hereunder  with  the  time
                  specified.

         (b) There shall be no material change in the matters reflected in the Title Binder.

         (c) There shall be no material change in the matters reflected in the Survey.

         (d) No damage from fire or other casualty shall have materially affected the improvements. No condemnation affecting the Property shall have occurred, or be pending or threatened.

         (e) There shall be no litigation pending which materially and adversely affects the Property.

         (f) On the Closing Date, the Seller shall not have filed a petition under any section of the Bankruptcy Codes as amended, or under any similar law or statute of the United States or any State thereof, nor shall Seller have been adjudged bankrupt or insolvent, nor shall any rearrangement of its debts have been requested by Seller; the Seller shall not be insolvent and no receiver or trustee shall have been appointed for Seller or any of Seller's assets.

         (g) There shall not have been any material breach of any of the provisions of this Agreement.

         (h) There shall be no parties in possession excerpt the Buyer as tenant under the existing lease, or otherwise permitted or suffered by Buyer.

         If any one of the above conditions is not satisfied, Buyer and Seller may waive such condition in writing and extend the Closing Date for a period of time not to exceed thirty (30) days to allow an opportunity to satisfy such condition, or the performing party may terminate this Agreement by written


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notice  thereof to the  non-performing  party,  in which last event the  parties shall a have no further rights or obligations hereunder (other than with respect to obligations hereunder that expressly survive the termination of this Agreement), and the Earnest Money plus all accrued interest thereon shall be paid to the Seller, unless the cause of the failure to satisfy any such condition is solely that of the Seller.

                                   9. Closing

         Provided that this Agreement has not been rightfully terminated pursuant to its terms, the closing of the conveyance and purchase of the Property (herein called the "Closing") shall, unless extended pursuant to the terms of this Agreement, occur not more than ten (10) days after the Inspection Period defined in Paragraph 3, at a time designated by Seller (the "Closing Date"). Seller shall give at least two (2) business days prior notice to Buyer of the Closing Date and the time scheduled for the Closing. The Closing shall take place at the offices of the Title Company.
At the closing, the following shall occur;

         (a)      Seller shall deliver to Buyer the following:

                    (i) a General Warranty Deed conveying good and indefeasible title to the Property to Buyer, free of any exceptions other than the Permitted Encumbrances;

                    (ii) an  Assignment  of  any  then  current   tenant  lease,
                         quitclaiming to Buyer, the right, title and interest of the lessor or landlord under any such tenant lease if any, excluding, however, all deposits existing as of the Closing Date;

                    (iii)at Buyer's  expense,  (to be  partially  reimbursed  as specified in Paragraph 5(d) on Owner's Title Policy showing Purchaser as the insured, fee simple title to the Land as the insured estate, the Purchase Price as the insurance coverage amount, and noting no exceptions other than the Permitted Encumbrances and other exceptions approved in writing by Buyer, and including the following modifications to the standard typed or printed exceptions in the title Binder: (1) the restrictive covenants exception shall be deleted if the Title Binder does not list any restrictive covenants as exceptions to title; (2) the standard exception for current taxes shall, except only as to taxes for the year in which the Closing occurs, and shall indicate that such taxes are not yet due and payable; (3) the exception for any discrepancies, conflicts, encroachments, or any overlapping of improvements shall be deleted, except with respect to shortages in the area; and (4) the exception for rights of parties in possession shall be deleted, except for rights of


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                         tenants,  as tenants only, under written lease, use, or
                         occupancy agreements; and

                    (iv) such  affidavits,  indemnities,  and other documents as the Title Company may require from Seller as a condition to issuing the Owner's Title Policy in accordance with Paragraph 9(a)(iv).

               (b) Buyer shall pay the cash portion of the Purchase Price to the Title Company by any one of the following methods, as selected by Seller, any one of which shall be deemed to be "cash": by cashier's check payable to the Title Company; by wire transfer to thp Title Company's bank account; or by Buyer's causing the Title Company to issue its check to Seller.

               (c) General real estate taxes for the then current Year relating to the Property shall be prorated as of the Closing Date. If the Closing shall occur before the tax rate is fixed for the then current years, the apportionment of taxes shall be made an the basis of the tax rate for the preceding year applied to the latest assessed valuation of the Property; provided that, if the taxes actually due for the current year are more or less than the taxes for the preceding year, then within thirty (30) days after the issuance of the then current year's tax bill, Seller and Buyer shall adjust the proration of such taxes; and Seller or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment; this covenant shall not merge with the deed delivered hereunder but shall survive the Closing. All special taxes or assessments assessed prior to the Closing Date shall be paid by Seller, and those assessed after the Closing Date shall be paid by Buyer.

               (d) Possession of the Property shall be delivered to Buyer, subject only to the rights of tenants under tenant leases (if any).

               (e) Any escrow fee charged by the Title Company as well as (i) the premium for the Owner's Title Policy and all endorsements and (ii) the costs and fees of the Title Company incurred in connection with the issuance of the Title Binder and the Owner's Title Policy shall be paid by Buyer, except to the extent that Seller has agreed to reimburse Buyer pursuant to Paragraph 4(d), Seller shall pay the fee for recording the warranty deed and any other documents recorded in this transaction. Each party shall be responsible for the payment of its own attorney's fees incurred in connection with this transaction. Any other costs payable at Closing shall be allocated to Buyer and Seller as is customary in the county in which the Property is located.

                                  10. Remedies

               (a) If Seller should fail or refuse to perform any of Seller's obligations hereunder. Buyer may, at its option, exercise any one of the following remedies: (i) terminate this Agreement and obtain a refund of the Earnest Money, with interest accrued thereon; or (ii) grant Seller additional periods of time in which to satisfy Seller's obligations.

               (b) If Buyer defaults and fails and refuses to close the purchase of the Property as herein contemplated, Seller may, at its option, exercise any one of the following remedies:
                    (i) terminate this Agreement and receive the Earnest Money, with interest accrued thereon; (ii) enforce specific performance and/or seek other legal and/or equitable relief, including actual, consequential and/or punitive damages; or
                    (iii) grant Buyer additional periods of time in which to satisfy Buyer's obligations.

                                   11. Advisor

               (a) Seller represents to Buyer that Seller has entered into an agreement to pay an advisory fee in connection with this transaction to EII Realty Corp. (hereinafter called "Advisor"). Seller agrees to pay any fee or compensation payable to Advisor. Seller will indemnify and save and hold Buyer harmless from any claims of Advisor for any commission, finder's fee, or other compensation in connection with the transaction contemplated by this Agreement.

               (b) Each party hereto represents to the other that, except as set forth above with respect to Advisor, such respective party has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder. Each party hereto agrees to indemnify, defend, and hold harmless the other party from and against any and all claims, losses, damages, costs, or expenses (including, but not limited to, reasonable attorney's fees) of any kind or character arising out of or resulting from any agreement, arrangements, or understanding (except as set forth above with respect to Seller's Advisor.) alleged to have been made by such party with any broker or finder in connection with this Agreement or the transaction contemplated hereby. This Paragraph 11 shall survive the Closing or any earlier termination of this Agreement.

                                   12. Notice

         Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) overnight courier or delivery service with proof of deliver, (c) United States mail, postage prepaid, registered or certified mail, or (d) prepaid telegram or telecopy (provided that such telegram or telecopy is confirmed by mail in the manner previously described), addressed as follows:

                  To Seller:              Fort Worth Cold Storage Holdings, Inc.
                                          Attention: Mr. Juerg Zuberbuehler
                                          c/o Scott Prizer, Vice President
                                          EII Realty Corp.
                                          667 Madison Avenue, 16th Floor
                                          New York, New York 10021
                                          Telecopy: (212) 644-0028

                  With a copy to:         Mr. L. E. Creel, III, Esq.
                                          Creel, Sussman and Moore
                                          5949 Sherry Lane
                                          Suite 525
                                          Dallas, Texas 75225
                                          Telecopy: (214) 378-8290

                  To: Buyer:              Alford's Refrigerated Warehouses, Inc.
                                          James Williams, Vice President
                                          Alford Refrigerated Warehouses, Inc.
                                          318 Cadiz Street
                                          Dallas, Texas 75207
                                          Telecopy: (214) 426-0245

                  With a copy to:         Mr. Scott Rose, Esq.
                                          Jenkens & Gilchrist
                                          1800 Frost Bank Tower
                                          100 West Houston Street
                                          San Antonio, Texas 78205-1497
                                          Telecopy: (210) 246-5999

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party in a notice sent in accordance with these notice provisions. Any such notice or communication shall be deemed to have been given at the time of personal delivery or, in the case of certified or registered mail, two (2) days after deposited in the custody of the United States Postal Service, or in the case of overnight courier or delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram or telecopy, upon receipt.

                                13. Miscellaneous

         (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their heirs, successors, and assigns. Whenever in this Agreement a reference is made to any of the parties hereto, such reference shall be deemed to include a reference to the heirs, legal representatives, successors, and assigns of such parties.

         (b) Buyer shall not have the right to assign this Agreement without Seller's prior written consent.

         (c) The titles of the Articles of this Agreement shall have no effect and shall neither limit nor amplify the provisions of the Agreement itself.

         (d) This Agreement constitutes the entire agreement between the parties and supersedes and replaces all prior and contemporaneous agreements, representations, and understandings between Buyer and Seller, whether written or oral, excluding, however the existing lease agreement between Seller, as lessor, and Buyer, as lessee. This Agreement shall not be amended or changed except by written instrument signed by both of the parties hereto.

         (e) Time is of the essence with respect to the various times for performance by Seller and Buyer.

         (f) This Agreement is the result of negotiations between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.

         (g) It is not, intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, or other similar arrangement between Seller and Buyer. No term or provision of this Agreement is intended to, or shall, be for the benefit of any person, firm, corporation, or other entity not a party hereto (including, without limitations any broker), and no such party shall have any right or cause of action hereunder.

         (h) The terms and provisions of this Agreement shall be governed by construed in accordance with the laws of the State of Texas and applicable federal law.

         (i) Except as herein expressly provided, no waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by the other party (whether preceding or succeeding and whether of the same or similar nature), and no acceptance of payment or performance by a party after any breach the other party shall be deemed to be a waiver of any breach of Agreement or of any representation or warranty hereunder by such other party, whether the first party knows of such breach at the time it accepts such payment or performance. No failure of delay by a party to exercise any right may have by reason of the default of the other party shall operate as waiver of default or modification of this Agreement or shall prevent exercise of any right by the first party while the other party continues to be so in default.

               (j) Each section of this Agreement constitutes a separate agreement between parties. In the event that any provision of this Agreement, which would not deprive the parties, or either of them, of the benefit of the bargain, is deemed to be illegal, invalid, or unenforceable on its face or as applied, then such provision shall be deemed severed herefrom to the extent illegal, invalid, and unenforceable.

               (k) If any date set forth in this Agreement as the last date for the taking of an action hereunder shall fall on a Saturday, Sunday, or a federal holiday ( federal holiday being a day on which the United States Postal Service does not deliver first class mail), then the last date for taking such action shall be extended to the next succeeding day that is not a Saturday, Sunday, or federal holiday.

               (1)  The  date  upon  which  Buyer  and the  Title  Company  each receives counterpart original of this Agreement duly executed by Seller and Buyer and the Title Company receives the Earnest Money shall be the date upon which this Agreement become effective and legally binding.

EXECUTED by Buyer this 10th day of November, 1998.

                                         ALFORD REFRIGERATED WAREHOUSES, INC.


                                         By: /s/Joseph Y. Robichaud
                                             -----------------------------------
                                             Joseph Y. Robichaud
                                                                         "BUYER"

EXECUTED by Buyer this 19th day of January, 1999.

                                        FORT WORTH COLD STORAGE HOLDINGS, INC.


                                        By: /s/Juerg Zuberbuehler
                                            ------------------------------------
                                            Juerg Zuberbuehler, Attorney in Fact
                                                                        "SELLER"

                                    EXHIBIT A

                                      LAND

Lot 1, Block 1 of the Cliff Industries Addition, Tarrant County, Texas, containing 13.860 acres, more or less, and known locally as 350 Garden Acres Drive, Fort Worth, Texas

                                    EXHIBIT B

                            REAL ESTATE MORTGAGE NOTE



                                (TO BE PREPARED)

                   ADDENDUM TO EARNEST MONEY CONTRACT BETWEEN
                  ALFORD REFRIGERATED WAREHOUSES, INC.("BUYER")
                                       AND
                FORT WORTH COLD STORAGE HOLDINGS, INC. ("SELLER")

         1. This Addendum is a part of the referenced contract. To the extent of any conflict between this Addendum and the terms and provisions of the rnain body of the contract or any exhibit thereto, the terms and provisions of this Addendum shall control.

         2. Purchase Price. The Purchase Price shall be the sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00). The purchase price shall be paid under one of the following scenarios, the selection of which may be made by Buyer in its sole and absolute discretion:

          Scenario A: TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) shall be paid in cash at closing. FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) shall be in the form of a real estate mortgage note bearing interest at an annual ratio of nine percent (9%) due and payable in full one (1) year from the date of closing, secured by a second lien deed of trust. The note shall be prepayable in whole or in part without penalty. The note and deed of trust shall be on forms prepared by the State Bar of Texas. Interest on the note shall be paid monthly. Additional collateral for the note shall be in the form of fully registered shares in the publicly-traded entity to be formed by Buyer in the amount of SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($750,000.00) (the "Stock Collateral"). If necessary, Buyer and/or Castor Capital Corporation shall increase the number of Shares in the Stock Collateral so as to maintain a $750,000.00 minimum value of the Stock Collateral until the note is paid in full.

          Scenario A: TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($2,700,00.00) shall be paid in cash at closing. THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) shall be in the form of a real estate mortgage note bearing interest at an annual rate of nine percent (9%) due and payable in full one (1) year from the date of closing, secured by a second lien deed or trust. The note shall be prepayable in whole or in part without penalty. The note and deed of trust shall be on forms prepared by the State Bar of Texas. Interest on the note shall be paid monthly. Additional collateral for the note, shall be in the form of fully registered shares in the publicly traded entity to be formed by Buyer in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the "Stock Collateral"). If necessary, Buyer and/or Castor Capital Corporation shall increase the number of shares in the Stock Collateral so as to maintain a $500,000.00 minimum value of the Stock Collateral until the note is paid in full.

         3. Phase I Environmental Report. For a period of thirty (30) days following the execution of this Agreement (the "Inspection Period"), Buyer may, at Buyer's expense, conduct a Phase I Environmental Assessment. In the event

Buyer is for any reason disatisfied with its assessment, Buyer may terminate this contract by written notice to Seller on or before the expiration of the Inspection Period. In such event, Buyer's earnest money (less ONE HUNDRED AND NO/100 DOLLARS ($100.00) as independent consideration for Buyer's rights hereunder) shall be returned to Buyer by Seller.

         4. Earnest Money. Buyer's earnest money shall be in the sum of TWENTY THOUSAND AND N0/100 DOLLARS ($20,000.00) in the form of either (a) cash, or (b) an assignment in form and substance satisfactory to Seller's counsel, of all distributions up to such sum from the Trust of Landmark Logistical Services, Debtor. At Closing, if funds have not been disbursed pursuant to 4(b), then Buyer shall substitute cash for the assignment, and the assignment shall be returned to Buyer.

         9. Closing. Closing shall occur on or before April 30, 1999. Buyer shall be entitled to a prorata credit for all deposits delivered to Seller during calendar year 1999 by Buyer in its capacity as tenant, and in addition, all unused security deposit.

         13.b. Assignment. Buyer shall have the right to assign this Agreement without Seller's prior written consent, provided such assignment is to an affiliate or a controlled entity; otherwise, Seller's prior written consent is a condition precedent to Buyer's right to assign.

INITIAL:


/s/JYR
----------
BUYER



/s/JZ
----------
SELLER


                                        2